Current Report on Form 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 22, 1999

                            GATEWAY INDUSTRIES, INC.

                               ------------------
             (Exact name of registrant as specified in its charter)




        DELAWARE                      0-13803                  33-0637631
        --------                      -------                  ----------
(State or other jurisdiction  (Commission File Number)      (IRS Employer
 of incorporation)                                           Identification No.)


                              150 East 52nd Street
                            New York, New York 10022
                     --------------------------------------
                     Address of principal executive offices


        Registrant's telephone number, including area code: 877/431-2942




         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 4   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         On June 22, 1999, Gateway Industries, Inc. (the "Company") was informed by Ernst & Young LLP, that it had resigned as the Company's auditors. Ernst & Young's reports on the financial statements for the past two years have not contained any adverse opinion or disclaimer of opinion, nor was any opinion qualified or modified as to uncertainty, audit scope, or accounting principles.

         In connection with the audits of the Company's consolidated financial statements for each of the two fiscal years ended December 31, 1998 and 1997, and in the interim period subsequent to December 31, 1998, preceding the date of Ernst & Young's resignation, there were no "disagreements," as that term is defined in the instructions to Form 8-K and the regulations applicable to Item 4 of Form 8-K, with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which "disagreement", if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the subject matter of the "disagreement" in their report.

         On June 29, 1999, the Board of Directors of the Company engaged Grant Thornton LLP as the Company's auditors. The Company has not consulted with Grant Thornton LLP during the past two fiscal years concerning the application of accounting principles or any issues relating to accounting, auditing or financial reporting.

         A letter from Ernst & Young concerning its agreement or disagreement with the disclosures made in this Report on Form 8-K will be filed as required by Item 304(a)(3) of Regulation S-K promptly upon receipt by the Company.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                        GATEWAY INDUSTRIES, INC.


Dated: June 29, 1999                             By: /S/ WARREN G. LICHTENSTEIN
                                                     ---------------------------
                                                 Name:    Warren G. Lichtenstein
                                                 Title:   Chairman

EXHIBIT INDEX

          99.1 Letter from Ernst & Young LLP to Jack Howard, Acting President of the Company, dated June 22, 1999